Exhibit 99.3

                CONSOLIDATED ORANGE AND ROCKLAND UTILITIES, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS AT SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)

                                                          As At               Pro Forma            Pro Forma
                                                    September 30, 2000       Adjustments           Combined
                                                    ------------------       -----------           ---------
ASSETS

 Utility plant, net                                     $  708,278                                 $  708,278
 Other property and investments                              3,258                                      3,258
 Cash and temporary cash investments                         8,181            $  159,757(D)           167,938
 Accounts receivable, net                                   81,770                                     81,770
 Other current assets                                       95,082                                     95,082
 Regulatory assets and deferred charges                    191,115                    --              191,115
                                                        ----------            ----------           ----------

  Total Assets                                          $1,087,684            $  159,757           $1,247,441
                                                        ==========            ==========           ==========

CAPITALIZATION AND LIABILITIES

Capitalization

 Common shareholders' equity                            $  336,660            $   (9,343)(F)       $  327,317
 Long-term debt                                            335,628                    --              335,628
                                                        ----------            ----------           ----------

  Total Capitalization                                     672,288                (9,343)             662,945
                                                        ----------            ----------           ----------

 Other noncurrent liabilities                              105,266                                    105,266
 Notes Payable                                               5,900               169,100(E)           175,000
 Current liabilities                                       146,629                                    146,629
 Accumulated deferred federal income tax                   119,299                                    119,299
 Regulatory liabilities and deferred credits                38,302                    --               38,302
                                                        ----------            ----------           ----------

  Total Capitalization and Liabilities                  $1,087,684            $  159,757           $1,247,441
                                                        ==========            ==========           ==========

Source: 2000 September 10Q - September 2000 Balance Sheet.
The accompanying notes to the pro forma are an integral part of this statement.



                CONSOLIDATED ORANGE AND ROCKLAND UTILITIES, INC.
             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)

                                                                   12 Months             Pro Forma            Pro Forma
                                                              Ended Sep 30, 2000        Adjustments           Combined
                                                              ------------------        -----------           ---------
Operating revenues
     Electric                                                      $ 491,608             $                    $ 491,608
     Gas                                                             170,630                                    170,630
     Non-utility                                                       4,568                    --                4,568
                                                                   ---------             ---------            ---------
               Total operating revenues                              666,806                    --              666,806
                                                                   ---------             ---------            ---------
Operating expenses
     Fuel and purchased power                                        361,467                                    361,467
     Other operations                                                118,772                                    118,772
     Maintenance                                                      26,983                                     26,983
     Depreciation and amortization                                    28,692                                     28,692
     Taxes, other than federal income tax                             65,627                                     65,627
     Federal income tax                                               14,121                    --               14,121
                                                                   ---------             ---------            ---------
               Total operating expenses                              615,662                    --              615,662
                                                                   ---------             ---------            ---------

Operating income                                                      51,144                    --               51,144
                                                                   ---------             ---------            ---------

Other income (deductions)
     Investment income                                                 5,678                                      5,678
    Allowance for equity funds used during construction                  234                                        234
    Other income less miscellaneous deductions                         1,085                                      1,085
    Federal income tax                                                 4,711                 5,031(B)             9,742
                                                                   ---------             ---------            ---------
               Total other income                                     11,708                 5,031               16,739
                                                                   ---------             ---------            ---------

Income before interest charges                                        62,852                 5,031               67,883
                                                                   ---------             ---------            ---------

Interest charges                                                      27,573                14,374(C)            41,947
Allowance for borrowed funds used during construction                   (414)                   --                 (414)
                                                                   ---------             ---------            ---------
               Net interest charges                                   27,159                14,374               41,533
                                                                   ---------             ---------            ---------

Net income for common stock                                        $  35,693             $  (9,343)           $  26,350
                                                                   =========             =========            =========

Source: 2000 September 10Q - September 1999 and 2000 Income Statement.
Source: 1999 10K - December 1999 Income Statement.
The accompanying notes to the pro forma are an integral part of this statement.


           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

Note A. Unaudited Pro Forma Combined Condensed Income Statement

        The following Pro Forma consolidated financial information is based upon historical consolidated financial statement of Orange and Rockland Utilities, Inc . These Pro forma financial statements reflect the $169.1 million short-term debt issuance at 8.5%

Note B. Income Taxes

        Reflects tax benefit, on an assumed tax rate 35%, from the payments of nine months of interest charges described in
        Note F                                                         $  3,773

        Tax benefit for full year                                      $  5,031

Note C. Interest Charges

        Reflects $169.1 million of short-term debt issued, bearing interest over nine months at an effective interest rate of
        8.5%                                                           $ 10,780

        Interest expense for full year                                 $ 14,374

Note D. Cash

        Reflects net increase to cash after payment of interest
        expense for a full year and tax benefit                        $159,757

Note E. Short-term debt

        Reflects increase to short-term debt up to $175 million of
        the aggregate principle amount                                 $169,100

Note F. Stockholders' equity

        Reflects net change to stockholders' equity for interest
        expenses and tax benefit for a full year                       $  9,343